UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:
(Date of earliest event reported)
December 22, 2005

FROZEN FOOD EXPRESS INDUSTRIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Texas (State or Other Jurisdiction of Incorporation)	1-10006 COMMISSION FILE NUMBER	75-1301831 (IRS Employer Identification No.)
1145 Empire Central Place Dallas, Texas 75247-4309 (Address of Principal Executive Offices)		(214) 630-8090 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	Entry into a Material Definitive Agreement

On December 23, 2005, the Board of Directors of FFE Transportation Services, Inc. (“FFE”) adopted amendment No. 2 to the FFE Transportation Services, Inc. 401(k) Wrap Plan (the “Plan”). The Plan was previously filed with the commission as exhibit 4.4 Registrants Registration Statement #333-56248 and is incorporated herein by reference. Amendment No. 1 to the Plan was previously filed with the commission as Exhibit 10.8 (a) to Registrants Annual report on Form 10K and is incorporated herein by reference Amendment No. 2 to the Plan is filed herewith as Exhibit 10.1. The purpose of Amendment No. 2 is to amend the Plan to provide that Section 409A to the Internal Revenue Code of 1986, as amended (the “Code”) shall not apply to the portion of Participants’ Accounts that were earned and vested as of December 31, 2004, and earnings thereon (the “ Grandfathered Accounts”), and to provide that FFE shall adopt no amendments to the Plan that would materially enhance an existing benefit or right or add a new material benefit or right with regard to the Grandfathered Accounts; and under Internal Revenue Service Notice 2005-1, employers may amend previously adopted nonqualified deferred compensation plans to allow participants to make new payment elections on or before December 31, 2005, with respect to amounts subject to Code Section 409A, and FFE desires to permit Participants to make new payment elections in accordance with this transition rule.

ITEM 9.01.	Financial Statements and Exhibits
(c) EXHIBITS
The following exhibit is furnished pursuant to Item 9.01 of Form 8-K.

10.1	Amendment No. 2 to the FFE Transportation Services, Inc. 401(k) Wrap Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
FROZEN FOOD EXPRESS INDUSTRIES, INC.

Dated: December 23, 2005	By:	/s/ Stoney M. Stubbs, Jr.
Stoney M. Stubbs, Jr. Chairman of the Board of Directors and President (Principal Executive Officer)

EXHIBIT INDEX

Exhibit No.	Exhibit Title	Page
10.1	Amendment No. 2 to the FFE Transportation Services, Inc. 401(k) Wrap Plan	3